                      ACQUISITION AGREEMENT


          THIS AGREEMENT is made and entered into as of the 13th day of May, 1997, by and among HOUSECALL MEDICAL RESOURCES, INC., a Delaware corporation ("PARENT"); HFI ACQUISITION CORP., a Delaware corporation ("PURCHASER"); HFI MANAGEMENT, INC., a Delaware corporation ("GENERAL PARTNER"); the individuals and entity whose names and signatures appear in the signature pages hereto under the caption "Shareholders" (collectively, "SHAREHOLDERS"); and the individuals and entity whose names and signatures appear in the signature pages hereto under the caption "Limited Partners" (collectively, "LIMITED PARTNERS").

                            RECITALS:

         A. HFI Home Care Management, L.P., a Delaware limited partnership ("PARTNERSHIP"), is engaged in the business of providing home health care management, billing and data processing, information systems, and consulting services relating to any of the foregoing (the "BUSINESS").

         B. General Partner is the sole general partner of Partnership, and the Limited Partners are the sole limited partners of Partnership, and collectively, General Partner and the Limited Partners own, of record and beneficially, all of the partner interests in Partnership.

         C. In reliance on and subject to the terms and conditions contained herein, Purchaser desires to purchase (i) the Shares (as defined below)from the Shareholders and (ii) the Partnership Interests (as defined below) from the Limited Partners.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            AGREEMENT:

1.    PURCHASE OF SHARES

      1.1  PURCHASE AND SALE OF SHARES

          In reliance upon and subject to the terms and conditions hereinafter set forth, at the Closing (such term and other capitalized terms used herein being defined in either PARAGRAPH 14.1 hereof or those paragraphs of this Agreement identified in PARAGRAPH 14.2 hereof), the Shareholders shall sell, assign, transfer, convey and deliver to Purchaser the Shares, in each case free and clear of all Liens. The aggregate purchase price (the "SHARE PURCHASE PRICE") for the Shares is $107,500, which amount shall be paid among the Shareholders and in the manner specified in ARTICLE 3.

2.   PURCHASE OF PARTNERSHIP INTERESTS

    2.1   PURCHASE AND SALE OF PARTNERSHIP INTERESTS.

          In reliance upon and subject to the terms and conditions hereinafter set forth, at the Closing, the Limited Partners shall sell, assign, transfer, convey and deliver to Purchaser the Partnership Interests, in each case free and clear of all Liens. The aggregate purchase price (the "LP PURCHASE PRICE") for the Partnership Interests is $10,642,500, which amount shall be paid among the Limited Partners and in the manner specified in ARTICLE 3.


3.  CLOSING

    3.1  CLOSING

          Subject to the conditions contained in ARTICLES 8 AND 9 having been satisfied or waived in accordance with the terms of this Agreement, the consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on May 13, 1997 (the "CLOSING DATE"). Should the transactions contemplated by this Agreement not close on or before such date, the parties' rights, duties and obligations under and pursuant to this Agreement shall be governed by ARTICLE 12.

     3.2  TRANSACTIONS AND DOCUMENTS AT CLOSING.

          (a)  PURCHASE OF SHARES.  At the Closing:

               (i) Each Shareholder shall deliver to Purchaser certificates representing the Shares to be sold by such Shareholder, duly endorsed for transfer, with signatures guaranteed by a bank or trust company and all required stock transfer stamps, if any, affixed, in each case free and clear of all Liens; and

               (ii) Purchaser shall pay to Shareholders the Share Purchase Price by wire transfer of immediately available federal funds to the demand deposit account in the United States designated by each Shareholder to Purchaser at least three (3) Business Days prior to the Closing Date. The Share Purchase
Price shall be paid to each of the Shareholders as set forth in
Schedule 3.2(a) attached hereto.

          (b)  PURCHASE OF PARTNERSHIP INTERESTS.  At the Closing:

               (i)  by their execution and delivery of this
Agreement on the Closing Date, each of the Limited Partners does hereby sell, convey, transfer and assign to Purchaser, effective as of the Closing Date, all of its right, title and interest as a limited partner in Partnership, in each case free and clear of all Liens; and

               (ii) Purchaser shall pay to Limited Partners the LP Purchase Price in the amounts and in the manner set forth in
SCHEDULE 3.2(B) attached hereto. The amount of the LP Purchase Price to be paid to any Limited Partner shall be paid by wire transfer of immediately available federal funds to the demand deposit account in the United States designated by such Limited Partner to Purchaser at least three (3) Business Days prior to the Closing Date.

     3.3 DEFERRED PAYMENTS TO MANAGEMENT LIMITED PARTNERS; CERTAIN FORFEITURES BY MANAGEMENT LIMITED PARTNERS.

          (a) One third of the number of shares of Parent Stock payable to R. Steven Williams, an individual resident of the State of Tennessee ("WILLIAMS"), shall, subject to forfeiture pursuant to PARAGRAPH 3.3(B), be paid on the first, second, and third anniversaries of the Closing Date by delivery of that number of shares of Parent Stock determined in accordance with
SCHEDULE 3.2(B). Promptly following the lapse of the forfeiture restrictions set forth in PARAGRAPH 3.3(B), Parent shall cause its stock transfer agent to issue such number of shares of Parent Stock in the name of Williams. At all times until delivered, the Parent Stock payable to Williams shall be subject to forfeiture in accordance with the provisions of PARAGRAPH 3.3(B).


          (b) The unpaid portion of the LP Purchase Price payable to Williams in Parent Stock shall at all times be subject to forfeiture as set forth in this PARAGRAPH 3.3(B). If Williams employment with Purchaser is terminated by Williams for other than "good reason" or by Purchaser for "cause", as each such term is defined in Williams' written employment agreement with Purchaser prior to the third anniversary of the Closing Date, then Williams shall forfeit, and thereafter have no right whatsoever, in or to any portion of Parent Stock which is due and payable after the effective date of any such termination of Williams' employment with Purchaser.

          (c) Anything to the contrary in this PARAGRAPH 3.3 notwithstanding, if Williams dies or becomes permanently disabled or if Williams' employment with Purchaser is terminated for any reason other than a termination by Purchaser for "cause" or a termination by Williams without "good reason", then any unpaid portion of the LP Purchase Price shall be paid to Williams or his personal representative, if applicable, within 30 days of the date of Williams death, permanent disability or termination of employment.

     3.4  INTERDEPENDENCE OF TRANSACTIONS.

          All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived in writing satisfaction or performance thereof as a condition precedent to Closing).

     3.5  FURTHER ASSURANCES.

          From time to time and at any time, at any party's reasonable request, whether on or after the Closing Date, and without further consideration, each party shall execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be reasonably necessary or desirable to carry out the intent of this Agreement.


     4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GENERAL
         PARTNER, LIMITED PARTNERS AND SHAREHOLDERS

     To induce Parent and Purchaser to enter into and perform this Agreement, to consummate the transactions contemplated hereby, and to pay the consideration as provided herein, General Partner, Limited Partners and Shareholders, jointly and severally, represent and warrant to, and covenant and agree with, Parent and Purchaser as follows:

        4.1  ORGANIZATION AND AUTHORITY.

          (a) Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as it is now being conducted.

          (b) General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Partnership's and General Partner's principal offices and places of business are at the locations specified in
SCHEDULE 4.1(A). General Partner has all requisite corporate power and authority to carry on its business as it is now being conducted.

          (c) Each of General Partner and Partnership is duly authorized, licensed and qualified in the jurisdictions listed in
SCHEDULE 4.1(B) hereto, which are all jurisdictions where such authorization, licensure or qualification is necessary to avoid a material adverse effect upon their current businesses or their property or other assets. SCHEDULE 4.1(B) lists, with respect to both General Partner and Partnership, (i) each office or place of business, (ii) all names under which the General Partner or Partnership or their predecessors have operated since their formation or incorporation, as appropriate, if different from their present name, (iii) all locations where any of their respective assets where the net book value of such assets at such location, in the aggregate, exceeds $10,000 are currently located (together with a list of such assets) if such location is not otherwise disclosed pursuant to any of the other sub-clauses of this PARAGRAPH 4.1(C), and (iv) all subsidiaries or former subsidiaries of such entities existing at any time since the date of such entities' formation or incorporation, as appropriate.

     4.2  OWNERSHIP OF SHARES AND INTERESTS.

          (a) The recitals clauses of this Agreement set forth the authorized, issued and outstanding capital stock of General Partner. Each Shareholder signatory hereto, and only with respect to itself, represents and warrants that it is the sole record and beneficial owner of that number of shares of the capital stock of General Partner set forth on SCHEDULE 4.2(A) hereto, in each case free and clear of any and all Liens (all of such issued and outstanding shares collectively are referred to herein as the "SHARES"). All the Shares are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding securities convertible into the shares of, or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or to the knowledge of General Partner, Shareholders or Limited Partners, any Actions relating to, the capital stock of General Partner. None of the Shares has been issued, offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present shareholder of General Partner or any other Person. General Partner does not have any interest, direct or indirect, or any commitment to purchase or otherwise acquire any shares or other equity interests, direct or indirect, in, or to make any loans to or other investments in, any other Person. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any Shareholder is or may become obligated to sell, transfer or assign any of the Shares.

          (b) The Limited Partners collectively own all of the beneficial title, rights and interests in and to the interests as limited partners in Partnership (all of such interests as limited partners in Partnership collectively are referred to herein as the "PARTNERSHIP INTERESTS"). The Partnership Interests consist of the percentage interest (reflecting percentage of capital contributions) or a number of partnership units in the Partnership set forth on SCHEDULE 4.2(B) hereto. The respective Partnership Interests of each Limited Partner are owned by such Limited Partner free and clear of any and all Liens. There are no outstanding commitments or plans by Partnership to issue any additional interests or units in Partnership, to admit any additional partners, or to purchase or redeem any interests in Partnership, nor are there outstanding any securities or obligators which are convertible into or exchangeable for any beneficial interest in the Partnership, and no other person or entity has any legal, valid or enforceable rights to any of the assets, profits, losses or other interests of or in the Partnership. General Partner is the sole general partner of Partnership and it has a one percent (1%) interest in Partnership.

     4.3  AUTHORITY; INCONSISTENT OBLIGATIONS.

          (a) General Partner, Limited Partners and Shareholders each have the full right, power and authority to execute and deliver and to perform and comply with this Agreement in accordance with its terms. All proceedings and actions required to be taken by Partnership, General Partner, Limited Partners or Shareholders to authorize the execution, delivery, and performance of this Agreement have been properly taken, or will be taken prior to the Closing. This Agreement has been duly and validly executed and delivered on behalf of General Partner, Limited Partners and Shareholders by them, if individuals, or their duly authorized officers or representatives, if an entity, as appropriate. This Agreement constitutes the valid and legally binding obligation, subject to general equity principles, of General Partner, Limited Partners and Shareholders, in each instance enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

          (b) Except as disclosed in SCHEDULE 4.3(B), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation or breach by General Partner, Limited Partners or Shareholders of, or constitute a default by General Partner, Limited Partners or Shareholders under, (i) the Partnership Agreement or Certificate of Limited Partnership of Partnership, or Certificate of Incorporation or By-Laws of General Partner,
(ii) any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other agreement, instrument or document, (iii) any material Law,
(iv) any other commitment or restriction, to which General Partner, Partnership, any Limited Partner or Shareholder is a party or by which any of them or any of their assets, properties or businesses is subject or bound; nor will such actions result in (v) the creation of any Lien on any of the assets of General Partner or Partnership, (vi) the acceleration or creation of any obligation of General Partner or Partnership, or (vii) the forfeiture of any material right or privilege of General Partner or Partnership.

     4.4  CONSENTS.

          The execution and delivery of this Agreement by General Partner, Limited Partners and Shareholders and the consummation of the transactions contemplated by this Agreement (a) do not require the consent, approval or action of, or any filing with or notice to, any Person or Government, except as specified in
Schedule 4.4, and (b) do not require the consent or approval of any shareholders or partners, except such as have been obtained or will be obtained prior to the Closing.

     4.5  NO VIOLATION; COMPLIANCE WITH LAWS.

          Neither General Partner nor Partnership is in default under or in violation of its Partnership Agreement or Certificate of Limited Partnership, or its Certificate or Articles of Incorporation (as appropriate) or By-laws. To the knowledge of General Partner, Limited Partners, and Shareholders, General Partner and Partnership have complied in all material respects with all Laws applicable to their respective businesses. Neither General Partner nor Partnership has received any notification of

any asserted present or past failure to comply with any Laws.

     4.6  FINANCIAL STATEMENTS.

          Prior to the date hereof, General Partner and Partnership have delivered to Parent and Purchaser copies of their respective unaudited Balance Sheets as of December 31, 1995 and 1996, and related unaudited Statements of Operations, Retained Earnings, and Cash Flows for the fiscal years then ended (the "UNAUDITED YEAR-END FINANCIAL STATEMENTS"). General Partner and Partnership have also delivered to Parent and Purchaser copies of their respective unaudited Balance Sheets as of March 31, 1997, and unaudited Statements of Operations, Retained Earnings, and Cash Flows for the 3-month period then ended (collectively, the "UNAUDITED INTERIM FINANCIAL STATEMENTS").
The Unaudited Year-end Financial Statements and the Unaudited Interim Financial Statements are sometimes referred to in this Agreement collectively as the "UNAUDITED FINANCIAL STATEMENTS." The Unaudited Financial Statements are attached hereto as
Schedule 2.6 Except as disclosed in SCHEDULE 4.6(A), the Unaudited Financial Statements (including any related notes and schedules thereto) are true and correct, have been prepared from the books and records of General Partner and Partnership in accordance with GAAP consistently applied, and present fairly the financial condition of General Partner and Partnership, as appropriate, as of the respective dates thereof and the results of their operations for the periods then ended.

     4.7  LIABILITIES.

          General Partner and Partnership do not have any accrued, absolute, known or contingent debt, liability or obligation except (i) those reflected on the Unaudited Interim Financial Statements, (ii) liabilities incurred in the regular and ordinary course of business consistent with General Partner's and Partnership's past practices since the date of the Unaudited Interim Financial Statements (the "REFERENCE DATE"), and (iii) as specifically disclosed in Schedule 4.7 (collectively, the "DISCLOSED LIABILITIES").

     4.8  TITLE TO PROPERTIES.

          Each of General Partner and Partnership has good and complete title to all its respective properties and assets reflected in their Unaudited Interim Financial Statements, except assets which have been disposed of in the regular and ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct their businesses as currently being conducted (other than any leased property), free and clear of Liens, except as may be set forth in the Unaudited Financial Statements, including the notes thereto, or specifically on any Schedule to this Agreement.

     4.9  RECEIVABLES.

          All notes and accounts receivable shown on the Unaudited Financial Statements, and all such receivables now held by General Partner or Partnership are valid obligations and, to

the knowledge of General Partner, Shareholders and Limited
Partner, were not and are not subject to any offset or counterclaim.

      4.10  PERSONAL PROPERTY.

          (a) Except as set forth in SCHEDULE 4.10(A), all of the equipment, vehicles and other items of tangible personal property used by General Partner or Partnership in the conduct of their businesses are owned or leased by General Partner or Partnership, and are in good condition and repair and, to General Partner's, Limited Partners' and Shareholders' knowledge, have been so maintained, subject to normal wear and tear, are suited for the use intended and, to General Partner's, Limited Partners' and Shareholders' knowledge, have been operated in conformity with all applicable Laws, manufacturer's operating manuals, manufacturer's warranties, and insurance requirements of General Partner and Partnership.

          (b) Except as set forth in SCHEDULE 4.10(B), to the knowledge of General Partner, Limited Partners, and Shareholders,
(i) all lessors of any equipment or other tangible personal property leased to General Partner or Partnership have fully and completely performed and satisfied their respective duties and obligations under such leases, and (ii) neither General Partner nor Partnership has any claims, actions or causes of action against any such lessor for failure to fully and completely perform and satisfy its duties and obligations thereunder.

     4.11 REAL PROPERTY.

          (a)  Except as set forth on SCHEDULE 4.11, neither
General Partner nor Partnership own, or have the right or option to acquire, or lease, use or occupy any real property.

     4.12.  AUTHORITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY
            RIGHTS.

          Except as set forth on SCHEDULE 4.12, each of General Partner and Partnership has the right and authority required to sell, offer for sale and use the items and perform the services as presently being offered for sale, sold, used or performed by General Partner or Partnership, including, without limitation, the rights and authority required to offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademark, service mark or other proprietary rights. Neither General Partner nor Partnership is party to, either as licensor or licensee, nor is it bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade secrets, trade name, service name or copyright, except as described in
SCHEDULE 4.12. All patents, copyrights, trademarks, service marks and trade names, and applications therefor or registrations thereof, owned or used by General Partner or Partnership are listed in SCHEDULE 4.12 and, to the extent indicated thereon, have been duly registered in, filed in or issued by the Patent and Trademark Office, the Copyright Office or the corresponding agency or office of the Forum identified therein. To the knowledge of General Partner, Limited Partners, and Shareholders, there are no rights of third parties with respect to any patent,

patent application, invention, copyrights, trademark, service mark, trade secrets, trade name or device which would have an adverse effect on the operations of General Partner's or Partnership's businesses.

      4.l3  CONTRACTS.

          SCHEDULE 4.13 identifies and, in the case of oral contracts or commitments, describes all existing contracts and commitments of General Partner and Partnership (a) which are necessary to conduct their businesses in the same manner as currently conducted by General Partner or Partnership, other than contracts or commitments which may be canceled with not more than 30 days notice without further obligation to the General Partner or Partnership, or (b) which are otherwise material to General Partner or Partnership or their businesses, in each case whether written or oral (collectively, the "CONTRACTS"). General Partner and Partnership have heretofore delivered to Parent and Purchaser a true, correct and complete copy of each such written Contract and a complete and accurate summary of each such oral Contract. All of the Contracts have been entered into in the ordinary course of General Partner's or Partnership's businesses. None of the Contracts constitute an illegal restraint of trade under any applicable Law.

      4.14  INSURANCE.

          SCHEDULE 4.14 contains a complete list and description of all fire, theft, casualty, health, life, accident, title, automobile, liability, product liability, worker's compensation and other policies of insurance maintained by General Partner or Partnership, all of which are, and will be maintained through the
Closing Date, in full force and effect.   SCHEDULE 4.14 also
lists and describes the limits and deductibles for all such policies. General Partner and Partnership have or, prior to the Closing Date, will deliver to Parent and Purchaser a true, correct and complete copy of each such insurance policy. All premiums due thereon have been paid and neither General Partner nor Partnership has received any notice of cancellation with respect thereto. All such policies taken together provide adequate coverage to insure the properties, business and operations of General Partner and Partnership against such risks and in such amounts as are prudent and customary. Neither General Partner nor Partnership will as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date, except as
set forth in SCHEDULE 4.14.   SCHEDULE 4.14 also lists and
describes all known occurrences which may form the basis for a claim by or on behalf of General Partner or Partnership under any such policy; and General Partner and Partnership, have, to the knowledge of Limited Partners and Shareholders timely given notice to the appropriate insurer of any occurrence which may form the basis for a claim by or on behalf of General Partner or Partnership and have not waived (either intentionally or inadvertently) their right to make the related claim under any such policy.

     4.15  CUSTOMERS.

          Schedule 4.15 sets forth the names and addresses of each customer of General Partner or Partnership that purchased

$100,000 in goods or services from General Partner or Partnership in any of the three prior years or that accounted for five percent (5%) or more of General Partner's or Partnership's revenues in any such year ("SIGNIFICANT CUSTOMERS"). To the knowledge of General Partner, Limited Partners or Shareholders, except as disclosed in SCHEDULE 4.15, (a) no Significant Customer has advised General Partner or Partnership of its intention to discontinue or substantially diminish or change its relationship with General Partner or Partnership or the terms thereof, or (b) no supplier of General Partner or Partnership has advised General Partner or Partnership that it intends to increase prices or charges for goods or services presently supplied.

     4.16  CONTINGENCIES.

          Except as set forth in SCHEDULE 4.16, there are no Actions pending or, to the knowledge of Limited Partners or Shareholders, threatened against, by or affecting General Partner or Partnership or any of their assets, properties or businesses in any Forum, nor to the knowledge of Limited Partners or Shareholders do there exist any other "LOSS CONTINGENCIES" (as such term is defined in Statement of Financial Standards No. 5 of the Financial Accounting Standards Board), the eventual outcome of which would have a materially adverse effect on General Partner or Partnership, their assets, properties or businesses or the operation of their businesses as currently conducted, or which would prevent or materially impede the transactions contemplated by this Agreement. Except as set forth in SCHEDULE 4.16, General Partner and Partnership have not been charged with, nor, to the knowledge of Limited Partners or Shareholders, are they under investigation with respect to any charge concerning any violation of any provision of any Law. There are no unsatisfied judgments against General Partner or Partnership, or any Orders to which General Partner or Partnership, or any of the assets, properties or businesses of General Partner or Partnership, are subject.

     4.17  TAXES

          (a) General Partner and Partnership have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by General Partner and Partnership, respectively (whether or not shown on any Tax Return), have been paid. Except as provided on
SCHEDULE 4.17(A), neither General Partner nor Partnership currently is the beneficiary of any extension of time within which to file any Tax Return. To the knowledge of General Partner, Limited Partners, or Shareholders, no claim has ever been made by an authority in a jurisdiction where either General Partner or Partnership does not file Tax Returns that either General Partner or Partnership is or may be subject to taxation by that jurisdiction. There are no mortgages, pledges, liens, encumbrances, charges, or other security interests, other than liens for Taxes not yet due and payable, on any of the assets of General Partner or Partnership that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) General Partner and Partnership have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (c) There is no dispute or claim concerning any Tax Liability for Taxes of General Partner or Partnership either (i) claimed or raised by any authority in writing or (ii) as to which any director and officer (and employees responsible for Tax matters) of General Partner or Partnership has knowledge based upon personal contact with any agent of such authority. SCHEDULE 4.17(C) lists all federal, state, local and foreign income Tax Returns filed with respect to General Partner and Partnership for taxable periods ended on or before the Closing Date that have been audited or currently are the subject of audit. General Partner and Partnership have delivered to Parent and Purchaser correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by either General Partner or Partnership since January 1 1990.

          (d) General Partner and Partnership have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is in effect as of the date of this Agreement.

          (e)  General Partner has not filed a consent under Code
section 341(f) concerning collapsible corporations. General Partner and Partnership, respectively, have not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. General Partner and Partnership, respectively, have not been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). General Partner and Partnership have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662.

          (g)  The unpaid Taxes of General Partner and
Partnership, respectively, (i) did not, as of the most recent Fiscal Year-End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of General Partner and Partnership.


     4.18   MEDICARE PARTICIPATION/ACCREDITATION.

          General Partner and Partnership, respectively, have never filed, and have never been required to file, Medicare cost reports.

     4.19   EMPLOYMENT AND LABOR MATTERS.

          (a) SCHEDULE 4.19 lists all employees, consultants, or other agents who on the date hereof perform services on a regular

basis in the business operations of or for General Partner or Partnership and whose annualized rate of compensation exceeds $30,000 per year. Except as provided in SCHEDULE 4.19, no such employee, consultant, or other agent has terminated his employment or engagement, nor, to the knowledge of General Partner, Partnership, Limited Partners or Shareholders, plans not to continue employment with General Partner or Partnership after the Closing Date if so offered by General Partner or Partnership.
SCHEDULE 4.19 also lists any employee, consultant, or other agent of General Partner or Partnership who has a contract for employment with or engagement by General Partner or Partnership (whether written or oral) that is not terminable by General Partner or Partnership in its discretion on not more than thirty
(30) days' notice without penalty or requirement of any severance or similar payment by General Partner or Partnership.

          (b) Except as disclosed in SCHEDULE 4.19, General Partner and Partnership are not parties to any collective bargaining agreement or agreement of any kind with any union or labor organization, and no union or other collective bargaining unit has been certified or recognized by General Partner or Partnership as representing any employee, nor, to the knowledge of Limited Partners and Shareholders, is a union or other collective bargaining unit seeking recognition for such purpose. There are no controversies pending, or to the knowledge of Limited Partners and Shareholders threatened, between General Partner or Partnership and any labor union or collective bargaining unit representing, or seeking to represent, any of their employees. Except as disclosed in SCHEDULE 4.19, to the knowledge of General Partner, Limited Partners and Shareholders, there has been no attempt by any union or other labor organization to organize any of General Partner's or Partnership's employees at any time in the past five years. To the knowledge of Limited Partners and Shareholders, General Partner and Partnership have complied with all applicable Laws relating to wages, hours, health and safety, payment of social security, withholding and other taxes, maintenance of worker's compensation insurance, labor and employment relations, and employment discrimination, including without limitation, the Americans with Disabilities Act, Fair Labor Standards Act, Title VII of the Civil Rights Act, and Age Discrimination in Employment Act.

      4.20  EMPLOYEE BENEFIT MATTERS.

          (a) SCHEDULE 4.20 lists all plans, programs, and similar agreements, commitments or arrangements maintained by General Partner and Partnership that provide benefits or compensation to, or for the benefit of, current or former employees of General Partner or Partnership ("PLAN" or "PLANS") and identifies each such Plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA ("ERISA PLAN"), including any frozen or terminated "employee benefit plan" which covers or covered any employee. Copies of all Plans and, to the extent applicable, all related trust agreements and/or insurance contracts, actuarial reports, and valuations for the most recent three years, all summary plan descriptions, prospectuses, Annual Report Form 5500s or similar forms (and attachments thereto) filed by either General Partner or Partnership for the most recent three years, all Internal Revenue Service determination letters and filings, and any related documents requested by Parent or Purchaser, including all amendments, modifications and supplements thereto, have been delivered to Parent and Purchaser.

          (b)  With respect to each Plan, except as set forth on
Schedule 4.20: (i) no litigation or administrative or other proceeding is pending or threatened involving such Plan; (ii) such Plan has been substantially administered and operated in substantial compliance with, and has been amended to comply with, all applicable laws, rules, and regulations, including, without limitation, ERISA, the Internal Revenue Code, and the regulations issued under ERISA and the Internal Revenue Code; (iii) General Partner and Partnership and their predecessors, if any, have made, and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan; (iv) such Plan is fully funded, and as of the Closing Date will be fully funded, in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof, or the Unaudited Financial Statements contain adequate reserves, or paid-up insurance has been provided, therefor; and
(v) such Plan has been substantially administered and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four years prior hereto any material increase in the liabilities of such Plan.

          (c) No ERISA Plan is a "Multiemployer Plan" as defined in Section 3(37) of ERISA. General Partner and Partnership are not required to contribute to any Multiemployer Plan and do not have any liability to any Multiemployer Benefit Plan.

          (d) With respect to each ERISA Plan, except as set forth on SCHEDULE 4.20, at no time has the General Partner, Partnership, or any employee, agent or officer thereof, or, to the knowledge of Limited Partners or Shareholders, any trustee, administrator, fiduciary, agent or employee of any Plan, been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code, unless such transaction is specifically permitted under Section 407 or 408 of ERISA, Section 4975 of the Internal Revenue Code or a class or administrative exception issued by the Department of Labor, nor has any such person been involved in or caused such Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

          (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the "EMPLOYEE PENSION BENEFIT PLANS") are separately identified on Schedule 4.20. With respect to each Employee Pension Benefit Plan, except as set forth on SCHEDULE 4.20: (i) such Employee Pension Benefit Plans constitutes a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code and the trust (if any) thereunder is exempt from federal income tax under
Section 501(a) of the Internal Revenue Code; (ii) all minimum funding standards required by law with respect to the funding of benefits payable or to be payable under such Employee Pension Benefit Plan have been met; (iii) there is no "accumulated funding deficiency" within the meaning of Internal Revenue Code
Section 412 under such Employee Pension Benefit Plan; and (iv) no termination, partial termination or discontinuance of

contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) Neither General Partner nor Partnership maintains, or within the past six years has maintained, an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (g) Except as set forth in SCHEDULE 4.20, General Partner, Partnership and their Plans do not have any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment, except for retirement benefits under the Employee Pension Benefit Plans or except as required by Section 601 of ERISA and Section 4980B of the Internal Revenue Code.

          (h) General Partner and Partnership have substantially complied with the COBRA continuation coverage requirements of Sections 601 through 608 of ERISA and Section 4980B of the Internal Revenue Code. As of the Closing Date, notice of the availability of continuation coverage will have been provided to all persons entitled thereto, and all persons electing such coverage have been or will be provided such coverage.

          (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or current or former employee of General Partner or Partnership under any Plan or otherwise, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, except as contemplated by the covenants under PARAGRAPH 6.13.

          (j) Neither General Partner nor Partnership is a member of a "controlled group of corporations" or a "group of business under common control," as defined in Code Sections 414(b) and 414(c) respectively, that includes any of the following entities: Home Technology Healthcare, Inc., HTHF or Healthfirst, Inc.

     4.21  ENVIRONMENTAL MATTERS.

          Except as set forth on SCHEDULE 4.21, to the knowledge of General Partner, Limited Partners and Shareholders, General Partner and Partnership have all permits, licenses, approvals and operating authorizations, including without limitation, permits for disposal of hazardous waste, that are required pursuant to all Environmental Laws for (i) the conduct of their businesses as they are now being conducted, and (ii) the ownership of their properties and assets. SCHEDULE 4.21 contains a true, correct and complete list of all permits, licenses, approvals and operating authorizations pursuant to all Environmental Laws with respect to the General Partner's and Partnership's businesses, and true, correct and complete copies of such permits, licenses, approvals and operating authorizations have been delivered to Parent and Purchaser. Neither General Partner nor Partnership is in violation of any such permits, licenses, approvals, or operating authorizations.

     4.22   ABSENCE OF CERTAIN BUSINESS PRACTICES.

          Neither General Partner or Partnership, nor any officer, employee or agent of General Partner or Partnership, nor any other person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, Governmental employee or other Person who is or may be in a position to help or hinder General Partner's or Partnership's businesses (or assist General Partner or Partnership in connection with any actual or proposed transaction) which (a) might subject General Partner or Partnership to any damage or penalty in any civil, criminal or other governmental Action or which would have a material adverse effect on General Partner's or Partnership's businesses or their assets, (b) if not given in the past, might have had a material adverse effect on General Partner's or Partnership's businesses, or (c) if not continued in the future, might materially and adversely affect their assets, General Partner's or Partnership's businesses or the operations, cash flows or prospects of their businesses after the Closing, or which might subject General Partner or Partnership to suit or penalty in any private or governmental Action, other than, in each instance, reasonable entertainment and similar expenses for which General Partner and Partnership were properly entitled to claim deductions under Code section 162.

     4.23  GOVERNMENT REPORTS.

          SCHEDULE 4.23 contains a true, correct and complete list, and General Partner and Partnership have furnished or, prior to the Closing Date, will furnish Parent and Purchaser with true, correct and complete copies of, all material reports, if any, filed during the past five years by General Partner or Partnership with any Government, other than for income tax and information returns.

     4.24  AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES.

          Except as set forth in SCHEDULE 4.24, Partnership, Companies and General Partner are not parties to any contract, agreement or lease with, or any other commitment to, (a) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Partnership Interests or Shares, (b) any person related by blood, adoption or marriage to any such party, (c) any director or officer of General Partner or Partnership, (d) any Person in which any of the foregoing has, directly or indirectly, at least a five percent (5%) beneficial interest in the capital stock or other type of equity interest in such Person, or (e) any partnership in which any such party is a general partner (any or all of the foregoing being herein referred to as "RELATED PARTIES"). Without limiting the generality of the foregoing, except as disclosed in SCHEDULE 4.24, or as would be permitted pursuant to PARAGRAPH 6.4, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in General Partner's or Partnership's businesses, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of General Partner or Partnership or has done business with General Partner or Partnership, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to General Partner's or Partnership's products or services.

     4.25  ABSENCE OF CHANGES.

          Except as expressly provided for in this Agreement or as may be set forth in SCHEDULE 4.25, since the Reference Date:

          (a) there has been no change in the businesses, assets, liabilities, results of operations, financial condition or prospects of General Partner or Partnership or in their respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have been or will be, in the aggregate, materially adverse to General Partner's or Partnership's business as presently conducted or the condition (financial or otherwise) of General Partner or Partnership, individually and not in the aggregate;

          (b) there has been no damage, destruction or loss to the properties or businesses of General Partner or Partnership, whether or not covered by insurance which will materially and adversely impact General Partner's or Partnership's current business;

          (c) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the Shares or Partnership Interests, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the Shares or Partnership Interests;

          (d) there has been no (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by General Partner or Partnership to any director, officer, manager, employee, consultant or other agent of General Partner or Partnership earning $30,000 or more per annum, (ii) general increase in the compensation or in the rate of compensation payable or to become payable to hourly or salaried personnel earning less than $30,000 per annum ("GENERAL INCREASE" for the purpose hereof shall mean any increase generally applicable to a class or group of personnel and shall not include increases granted to individual personnel for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally applicable to a class or group thereof), (iii) employee hired at a salary in excess of $30,000 per annum, or (iv) payment of or commitment to pay any bonus, profit share or other extraordinary compensation to any employee, consultant or other agent;

          (e) no indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) has been discharged or satisfied, other than current liabilities reflected in the Unaudited Financial Statements, and current liabilities incurred since the date thereof in the ordinary course of business;

          (f) there have been no amendments or other corporate actions having the effect of an amendment increasing past or future liabilities or contributions of any kind to any Plan;


          (g) General Partner and Partnership have not (i) paid any judgment of more than $10,000 resulting from any Action or
(ii) made any payment to any party of more than $10,000 in settlement of any Action;

          (h) General Partner and Partnership have not discontinued or determined to discontinue the provision or sale of any products or services previously provided or sold by General Partner and Partnership representing more than one percent (1%) of either General Partner's or Partnership's annual revenues, respectively, during the period covered by the Unaudited Financial Statements;

          (i) There has been no sale, transfer, lease or other disposition of any asset or assets of General Partner or Partnership, other than in the ordinary course of business; and

          (j) Neither General Partner nor Partnership has not acquired any capital stock or other equity securities of any Person or otherwise made any loan or advance to or investment in any Person.


     4.26  NO DEFAULTS.

          Each of the Contracts is valid, binding and enforceable, subject to the provisions of any bankruptcy or similar law and other laws affecting the rights of creditors generally, in accordance with its terms and is in full force and effect; to the knowledge of General Partner, Limited Partners and Shareholders there are no existing defaults by General Partner or Partnership thereunder; to the knowledge of General Partner, Limited Partners an Shareholders, no default by General Partner or Partnership has occurred (whether with or without notice, lapse of time or the happening or occurrence of any event) which would constitute an event of default thereunder.

     4.27  FRAUD AND ABUSE.

          To the knowledge of General Partner, Limited Partners and Shareholders, persons who provide professional services under agreements with any of General Partner or Partnership or their Affiliates have not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42
U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

          (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment or for use in determining rights to any benefit or payment;

          (b) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or any other

state health care program that is for an item or service that is known or should be known to be (i) not provided as claimed or
(ii) otherwise false or fraudulent;

          (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

          (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing (or arranging for the furnishing) of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or any other state health care program or (ii) in return for purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care program;

          (e)  knowingly making a payment, directly or
indirectly, to a physician as an inducement to reduce or limit services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare, Medicaid, or any other state health care programs;

          (f) providing to any person information that is known or should be known to be false or misleading that could reasonably be expected to influence the decision when to discharge a hospital in-patient from the hospital;

          (g) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or any other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C.
Section 1320a-3); or

          (h) knowingly and willingly (i) charging for any Medicaid service money or other consideration at a rate in excess of the rate established by the state, or (ii) charging, soliciting, accepting or receiving, in addition to amounts paid by Medicaid, any gift money, donation or other consideration (other than a charitable, religious or other philanthropic contribution from an organization or from a person unrelated to the patient) as a precondition of the General Partner or Partnership precertifying, providing or continuing care for any patient.

     4.28   FULL DISCLOSURE.

          No representation, warranty, covenant, agreement or indemnity of General Partner, Partnership, Limited Partners or

Shareholders contained in this Agreement or in any other document, instrument, agreement, paper or other written statement or certificate delivered by General Partner or Partnership pursuant to this Agreement, or in connection with the transactions contemplated herein, contains any untrue statement of a material fact, as such facts existed as of the date such document, instrument, agreement, paper or other written statement or certificate or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
To the knowledge of General Partner, Partnership, Limited
Partners or Shareholders, there is no event, occurrence or action which materially and adversely affects, or, with the passage of time, the giving of notice or both, in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets or the condition
(financial or otherwise) of General Partner or Partnership, all as presently exist, which has not been disclosed in this Agreement, the schedules attached to this Agreement, or in the documents, instruments, agreements, papers or other written statements or certificates furnished to Parent or Purchaser for use in connection with this Agreement and the transactions contemplated hereby. Unless expressly stated otherwise as to a particular Schedule, the information contained in any of the Schedules to this Agreement shall be deemed to be part of and qualify all representations and warranties contained in
ARTICLE 4, whether or not specifically referenced in such Schedules.

      4.29  DISCLAIMER.

           EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY, THERE ARE NO REPRESENTATIONS OR WARRANTIES MADE BY GENERAL PARTNER, LIMITED PARTNERS OR SHAREHOLDERS, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

          As an inducement to Limited Partners and Shareholders to enter into and perform this Agreement, Parent and Purchaser hereby represent, warrant and covenant as follows:

     5.1  ORGANIZATION.

          Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Purchaser each have all requisite corporate power and authority to carry on its businesses as they are now being conducted. Parent and Purchaser are duly authorized, licensed and qualified in all jurisdictions where such authorization, licensure or qualification is necessary in order to avoid a material adverse effect upon Parent, Purchaser, or their businesses or their property or other assets.

     5.2  AUTHORIZATION; NO INCONSISTENT AGREEMENTS.

          Each of Parent and Purchaser has the full right, corporate power and authority to make, execute and perform and

comply with this Agreement and the transactions contemplated hereby. This Agreement and all transactions required hereunder to be performed by Parent or Purchaser have been or will be prior to the Closing duly and validly authorized and approved by all necessary corporate action on the part of Parent and Purchaser, as appropriate. This Agreement has been duly and validly executed and delivered on behalf of Parent and Purchaser by their duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Parent and Purchaser, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the certificate or articles of incorporation or the bylaws of Parent or Purchaser, as appropriate, or any provision of any contract or other instrument to which Parent or Purchaser is a party or by which any of the assets of Parent or Purchaser may be affected or secured, or any Law or Order to which Parent or Purchaser is subject, or will result in the creation of any Lien on any of the assets of Parent or Purchaser or acceleration of any debt.

     5.3  FULL DISCLOSURE.

          No representation, warranty or covenant of Parent and Purchaser contained in this Agreement, or in any other written statement or certificate delivered by Parent and Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


      5.4 CONSENTS.

          The execution and delivery of this Agreement by Parent and Purchaser and the consummation of the transactions contemplated by this Agreement (a) do not require the consent, approval or action of, or any filing with or notice to, any Person or Government, except as specified in Schedule 5.4 and (b) do not require the consent or approval of any shareholders, except such as have been obtained or will be obtained prior to Closing.

      5.5 NO VIOLATION; COMPLIANCE WITH LAWS.

          Parent and Purchaser are not in default under or in violation of their Certificates of Incorporation or By-laws. Parent and Purchaser have complied in all material respects with all Laws applicable to their businesses. To its knowledge, Parent and Purchaser have not received any notification of any asserted present or past failure to comply with any Laws.

6.  ADDITIONAL AGREEMENTS

   6.1  PARENT'S AND PURCHASER'S ACCESS AND INSPECTION.

          Limited Partners and Shareholders shall cause General Partner and Partnership to provide Parent, Purchaser and their respective Representatives with full access during normal business hours from and after the date hereof until the Closing to all of the assets, properties and businesses of General Partner and Partnership and the books and records of General Partner and Partnership, and to furnish such information concerning the business and affairs of General Partner and Partnership, as may exist from time to time, as may be reasonably requested, in each case for the purpose of making such continuing investigation of General Partner and Partnership and their businesses as Parent and Purchaser may reasonably desire. Limited Partners and Shareholders shall cause General Partner and Partnership to cause their Representatives to assist Parent and Purchaser and their respective Representatives in such continuing investigation and shall cause the Representatives of General Partner and Partnership to be reasonably available to Parent, Purchaser and their respective Representatives in connection with their continuing investigation. Neither General Partner nor Partnership shall provide any other Person with similar access or information between the date hereof and any termination or expiration of this Agreement. No investigation made heretofore or hereafter by or on behalf of Parent or Purchaser shall limit or affect in any way the representations, warranties, covenants, agreements and indemnities of Limited Partners or Shareholders hereunder, each of which shall survive any such investigation.

     6.2 CONFIDENTIALITY.

          (a) General Partner and Partnership, directly or through their representatives have disclosed and shall disclose certain information which is either non-public, confidential or proprietary in nature (the "Information") relating to its business operations. Parent and Purchaser shall accept and hold such Information in strict confidence in accordance with the provisions of this PARAGRAPH 6.2.

         (b) The information will be kept strictly confidential and, without the prior consent of General Partner and Partnership, neither Parent, Purchaser, its Affiliates or any of their respective directors, officers, employees or agents shall:
(i) copy, reproduce, distribute or disclose the Information to any third party (except as provided in this Paragraph 6.2), or
(ii) use the Information for any purpose other than the consummation of the transactions contemplated by this Agreement. Parent and Purchaser agree to transmit the Information only to those individuals who are actively and directly participating in the evaluation of any transaction involving General Partner and Partnership and who are informed of this Agreement and are instructed not to make use of the Information in a manner inconsistent herewith.

          (c) The Information shall not include information which falls within any of the following categories: (i) Information which has come or comes within the public domain, or is generally known within the industry, through no fault or action of Parent or Purchaser; (ii) Information which was known by or rightfully available to Parent or Purchaser prior to its disclosure hereunder; (iii) Information which becomes rightfully available to Parent or Purchaser on a confidential basis from any third party, the disclosure of which to Parent or Purchaser does not violate any contractual or legal obligations said third party has with respect to such Information; (iv) Information which is provided to Parent or Purchaser after Parent or Purchaser has notified General Partner or Partnership in writing that it no longer desires to receive Information; or (v) Information which is required to be disclosed by Law or Order of any Forum, provided the Parent or Purchaser will provide General Partner and Partnership at least five (5) days' prior written notice of such disclosure, unless only a shorter period of notice is permitted by such Law or Order.

          (d) Except as may otherwise be expressly set forth in this Agreement, General Partner and Partnership shall not be deemed to have made any representations or warranties as to the accuracy or completeness of the Information or any item thereof. Except as specifically provided to the contrary in this Agreement, neither General Partner, Partnership, Parent, Purchaser nor any of their respective Affiliates shall have any liability to Parent or Purchaser relating to or arising in any manner from the use of the Information.

          (e) If the transactions contemplated by this Agreement do not close for any reason, Parent and Purchaser shall immediately return or, if requested by General Partner or Partnership, destroy the Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in the possession of Parent, Purchaser or any of its representatives, either furnished by General Partner or Partnership hereunder or prepared by Parent or Purchaser or its representatives, based on Information supplied by General Partner or Partnership.

          (f) Without prejudice to the rights and remedies otherwise available, General Partner and Partnership shall be entitled to equitable relief by way of injunction if Parent or Purchaser (or any of its representatives) breaches or threatens to breach any of the provisions of this PARAGRAPH 6.2.

     6.3 Cooperation.

          The parties shall cooperate fully with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their best commercial efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. Without the prior written consent of the other parties, no party hereto may take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by such party herein not to be true, correct and complete as of the Closing.

     6.4     COVENANT AGAINST COMPETITION AND CONFIDENTIALITY
             OBLIGATION.

          (a) Limited Partners and Shareholders (other than for Robert L. Woodson III, an individual resident of the State of Tennessee ("Woodson")), agree that, for a period of four years beginning on the Closing Date, he or it shall not, without the prior written consent of Parent, for their own account or jointly or in combination with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise: (i) engage in the Restricted Business of the General Partner or Partnership within the Service Areas, except as an employee or otherwise for and on behalf of Parent, Purchaser, General Partner or Partnership; (ii) solicit, call upon, or attempt to solicit the patronage of any Person within the Service Areas and to whom any of Parent, Purchaser or any of their respective Affiliates, or General Partner, Partnership, Healthfirst, Inc. ("Healthfirst"), Computer Masters of Kentucky, Inc. ("CMK") and Health Care Resources, Inc. ("HCR"; and together with Parent and its Affiliates, General Partner, Partnership, Healthfirst, CMK and HCR, the "Group"; and each Person included within the Group being a "Member" of the Group) or those identified Persons which the parties agree are active potential customers of a Member of the Group provided services as of, or during the 12-month period immediately preceding the Closing Date, for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business, except as an employee and on behalf of any Member of the Group; or (iii) solicit or induce, or in any manner attempt to solicit or induce, any individual who is employed by any Member of the Group to leave such employment, whether or not such employment is pursuant to a written contract with any member of the Group. For purposes hereof, "RESTRICTED BUSINESS" means the Business of providing home health care management, billing and data processing, information systems, and consulting services relating to any of the foregoing. "Home health care" means home nursing and related services, hospice services, infusion therapy services, respiratory therapy services and home medical equipment. "SERVICE AREA" means the area within a 50-mile radius of the parent office location of any customer of the Restricted Business, or, with respect to the corporate clients or customers listed on SCHEDULE 6.4, such area with respect to any other parent office location of any other operating unit of such client or customer that is engaged in providing home health care.


          (b)  Notwithstanding anything herein to the contrary,
(i) it shall not be a breach of the covenants contained in this Paragraph 6.4 for Limited Partners and Shareholders, in the aggregate, to own, of record or beneficially, not more than two percent (2.0%) of the capital stock or other equity interest of any Person whose shares or equity interests are publicly traded, and (ii) the covenants described in this Paragraph 6.4 shall apply only if the transactions contemplated by this Agreement are consummated.

          (c) Anything in this Agreement to the contrary notwithstanding, it shall not be a breach of the covenants under this PARAGRAPH 6.4 for Continental Illinois Venture Corporation, a Delaware corporation, Home Technology Health Care, Inc., a Delaware corporation ("HTHC") or any successor to HTHC, to own and operate home health agencies and related businesses directly or through Affiliates, provided such businesses do not offer to establish or manage any home health agency for any customer or client of General Partner or Partnership, as of the date hereof or the Closing Date, during the four-year period referred to in PARAGRAPH 6.4(A).

          (d) Woodson agrees that he shall not, without the prior written consent of Parent, for his own account or jointly or in combination with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise: (i) for a period of four years beginning on the Closing Date, solicit or attempt to solicit any Person identified on Annex 1 attached hereto, which constitute current customers of a member of the Group or those identified Persons which the parties agree are active potential customers of a Member of the Group for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business; (ii) for a period of two years beginning on the Closing Date, solicit or attempt to solicit Hospice Preferred Choice or any of its Affiliates for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business; (iii) for a period of one year beginning on the Closing Date, solicit or attempt to solicit Columbia\HCA Healthcare Corporation, Option Care, Inc., Health Management Associates, Community Health Systems or Paracelsus Healthcare Corporation, or any of their respective Affiliates Group for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business; or (iv) for a period of four years beginning on the Closing Date, solicit or induce, or in any manner attempt to solicit or induce, any individual who is employed by any Member of the Group to leave such employment, whether or not such employment is pursuant to a written contract with any member of the Group.

          (e) As a consequence of their respective ownership, directly or indirectly, of equity interests in General Partner, Partnership, Healthfirst, CMK and HCR (collectively, the "HFI Companies"), as a consequence of their employment (in the case of those individuals signatory to this Agreement who are or have been employed by one or more of the HFI Companies), and as a consequence of their current or past service on the Board of Directors of one or more of the HFI Companies (in the case of those individuals signatory to this Agreement who are or have so

served), the Limited Partners and the Shareholders have learned and had access to important proprietary information related to the provision of home health care management, billing and data processing, information systems, and related consulting services by the HFI Companies. This important proprietary information includes, but is not limited to, customer contacts, pricing structures and methodologies, contract renewal dates and terms, operating procedures and protocols, computer software system architecture, communications and transmission methodologies, management services, employee evaluations and reviews, salaries, benefits, and all other manner of proprietary customer, operations, financial, and business information that was developed by some or all of the HFI Companies. This important proprietary information together with relationships developed with customers and employees, could be used to compete unfairly with the HFI Companies, and the ability of the HFI Companies to sell their products and services on a competitive basis depends, in part, on its proprietary information and customer relationships. Parent and Purchaser would not have entered into the transactions contemplated by this Agreement and the Acquisition Agreement if they believed that the important proprietary information and customer relationships of the HFI Companies would be used in competition with any Member of the Group. In consideration of the Share Purchase Price and the LP Purchase Price payable to the Shareholders and the Limited Partners hereunder and the purchase price payable under and pursuant to the Acquisition Agreement, and other valuable consideration, the receipt and sufficiency of which are acknowledged, each of the Shareholders and Limited Partners agrees that he or it shall use his or its best efforts to protect Proprietary Information and that he or it will not use, except in connection with work for any Member of the Group, and will not disclose after the Closing Date, the Proprietary Information of the HFI Companies. For purposes of this Paragraph 6.4(e), "Proprietary Information" means information relating to the customers, operations, finances and business of the HFI Companies that derives value from not being generally known to other Persons, including, but not limited to, customer contacts, pricing structures and methodologies, contract renewal dates and terms, operating procedures and protocols, computer software system architecture, communications and transmission methodologies, management services, employee evaluations and reviews, salaries, benefits, and all other manner of proprietary customer, operations, financial, and business information, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, or lists of actual or potential customers or suppliers, whether or not reduced to writing. Proprietary Information includes information disclosed to any of the HFI Companies by third parties that any such HFI Company is obligated to maintain as confidential. Proprietary Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Proprietary Information under this Agreement for a two year period after the Closing Date. Expenses.

     6.5  Expenses

          All expenses incurred by Parent and Purchaser in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby or any transactions undertaken by any of them participating in the transaction contemplated hereby, including, without limitation, all fees and expenses of their Representatives, shall be paid by Parent. All expenses incurred by any or all of General Partner, Partnership, Limited Partners or Shareholders in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby or any transaction undertaken by any of them prefatory to the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Representatives and any Representatives acting for Limited Partners or Shareholders, shall be paid by Limited Partners and Shareholders, but shall not be paid from or out of any of the assets of General Partner or Partnership.

     6.6   BROKERS.

          Limited Partners and Shareholders, jointly and severally, hereby represent and warrant to Parent and Purchaser that no broker or finder, other than J.C. Bradford (the fees and expenses of which shall be borne by the Limited Partners and Shareholders), has acted on behalf of General Partner, Partnership, Limited Partners or Shareholders in connection with this Agreement or the transactions contemplated herein, and each of them agrees, jointly and severally, to indemnify Parent, Purchaser and their respective Affiliates from and against any and all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of General Partner or Partnership. Parent and Purchaser hereby represent and warrant onto General Partner and Partnership that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each of Parent and Purchaser represents and warrants to Limited Partners and Shareholders that no broker or finder has acted on behalf of Parent or Purchaser, and each of them agrees to indemnify Limited Partners and Shareholders and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Parent or Purchaser.

     6.7  OTHER COOPERATION.

          Limited Partners and Shareholders, jointly and severally, covenant and agree that they shall cooperate fully and in good faith, and shall use their reasonable best efforts to cause any and all accountants, legal counsel, actuaries and other professional advisors employed or engaged at any time prior to the Closing Date to cooperate fully and in good faith, with Parent, at Parent's expense, in connection with the preparation and filing of any and all documents, agreements, instruments, certificates, consents, registration statements and any other reports or papers required or permitted to be filed, registered or submitted in accordance with any Law, including, without limitation, the federal securities Laws. Parent agrees to indemnify General Partner, Partnership, Limited Partners and Shareholders and all such accountants, legal counsel, actuaries

and other professionals, if and to the extent customary in connection with such matters, with respect to any claims, demands or liabilities arising out of or related to any such filings, registrations or submissions by Parent.

     6.8  PUBLICITY.

          All press releases and other public announcements prior to the Closing Date (and the initial press release or announcement by any party immediately following the Closing), respecting the subject matter hereof shall be made only with the mutual agreement of Parent and Limited Partners, none of which shall unreasonably withhold its agreement.

     6.9  INTERIM FINANCIAL STATEMENTS.

          Limited Partners and Shareholders shall deliver to Parent within seven Business Days of the conclusion of any calendar month from the date hereof through and including the Closing Date, copies of the unaudited balance sheets of General Partner and Partnership for the calendar month then ended (which shall include year-to-date figures), and the related unaudited statements of operations, retained earnings and cash flows for such calendar month (which shall include year-to-date figures) (the "INTERIM STATEMENTS"). The Interim Statements will be true, correct and complete in all material respects, will be prepared in accordance with GAAP on a basis consistent with the Unaudited Financial Statements of General Partner and Partnership and will fairly present the financial condition of General Partner and Partnership as at the date thereof and the results of their operations and cash flows for the period then ended.

     6.10  UPDATE OF INFORMATION.

          All documents, agreements, instruments, statements and other writings furnished to Parent, Purchaser or any of their Representatives pursuant to this Agreement are and shall be true, correct and complete as of the date furnished, and any and all amendments and supplements of the same have been or will be delivered to Parent or Purchaser (or to their Representatives if and as requested) in a timely and expeditious manner prior to the Closing. At all times prior to and including the Closing Date, Limited Partners and Shareholders shall cause General Partner and Partnership to promptly provide Parent and Purchaser (and to their Representatives if and as requested) with written notification of any event, occurrence or other information of any kind whatsoever which materially affects, or may materially affect, the continued truth, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement or any document, agreement, instrument, certificate or writing furnished to Parent or Purchaser pursuant to or in connection with this Agreement, and each such written notification shall specifically identify any and all of the representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitated the giving of such notice. No such notification or other disclosure shall be deemed to amend or supplement this Agreement, the Schedules hereto, or any representation, warranty, covenant, agreement or indemnity or any other document, agreement, instrument, certificate or writing furnished to Parent and Purchaser pursuant to or in connection with this Agreement.


     6.11  CERTAIN GOVERNMENTAL FILINGS.

          The parties will make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by this Agreement, including as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each of the parties will furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with their preparation of necessary filings or submissions to any governmental or other regulatory agency.

     6.12  TAX MATTERS.

          (a) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for General Partner and Partnership for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than Tax Returns of the Partnership the taxable income or loss or which is passed through to the Partners. Parent shall permit Shareholders and Limited Partners to review and comment on each such Tax Return described in the preceding sentence prior to filing. Shareholders and Limited Partners shall reimburse Parent for Taxes of General Partner and Partnership with respect to such periods within fifteen (15) days after payment by Parent or General Partner or Partnership of such Taxes to the extent such Taxes are not reflected in General Partner's or Partnership's reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as of the Closing Date.

          (b) Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of General Partner and Partnership for Tax periods which begin before the Closing Date and end after the Closing Date. Shareholders and Limited Partners shall pay to Parent within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extend such Taxes are not reflected in General Partner's or Partnership's reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as of the Closing Date. For purposes of this Paragraph 6.12(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be in the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipt be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocation shall be made in a manner consistent with prior practice of General Partner and Partnership.

          (c) Parent, General Partner, Partnership, Shareholders and Limited Partners shall cooperate on all matters relating to Taxes as follows:

          (i) Parent, General Partner, Partnership, Shareholders and Limited Partners shall cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of Tax Returns pursuant to this PARAGRAPH 6.12 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, General Partner, and Partnership agree (A) to retain all books and records with respect to Tax matters pertinent to General Partner and Parent relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitation (and any extension thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give all other parties reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if another party so requests, General Partner and Partnership shall allow such other party to take possession of such books and records.

          (ii) Parent, General Partner, Partnership, Shareholders and Limited Partners further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Parent, General Partner, and Partnership further agree, upon request, to provide any other party with all information that such other party may be required to report pursuant to Code section 6043 and the Regulations promulgated thereunder.

          (e) All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Shareholders and Limited Partners when due, and General Partner and Partnership will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other taxes and fees, and, if required by applicable law, Parent will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (f) Shareholders and Limited Partners will include the income of Partnership (including any deferred income triggered into income by Regulations section 1.1502-13 and Regulations section 1.1502-14 and any excess loss accounts taken into income under Regulations section 1.1502-19) on each Limited Shareholder's and each Limited Partner's Tax Returns for all periods through the Closing Date and pay any income attributable to such income.

          (g) Shareholders and Limited Partners will not elect to retain any net operating loss carryovers or capital loss carryovers of General Partner and Partnership under Regulation section 1.1502-20(g).

     6.13  CERTAIN EMPLOYEE BENEFIT PLAN COVENANTS.

          (a) THE PROFIT SHARING AND PAYROLL SAVINGS PLAN AND TRUST OF HFI MANAGEMENT, INC. General Partner maintains the Profit Sharing and Payroll Savings Plan and Trust of HFI Management, Inc. (the "HFI PLAN") in which employees of General Partner and Partnership participate. Prior to the Closing Date, General Partner will take such action as is required to terminate the HFI Plan. With respect to each employee of General Partner and Partnership as of the Closing Date, Purchaser will give credit for purposes of eligibility and vesting under the Housecall Medical Resources, Inc. Retirement Savings Plan for all service with General Partner, Partnership or any Affiliate thereof.

          (b)  MEDICAL PLAN AND SECTION 125 CAFETERIA PLAN.
Healthfirst, Inc., a Delaware corporation, maintains a medical insurance plan (the "HEALTHFIRST HEALTH PLAN") and a Section 125 cafeteria plan (the "HEALTHFIRST 125 PLAN") in which the employees of General Partner and Partnership participate.

          (i) Shareholders, Limited Partners and Purchaser agree that effective as of the Closing Date, Purchaser shall assume the obligations and shall continue the Healthfirst Health Plan for the benefit of those employees of General Partner and Partnership who become employed by an Affiliate of Purchaser as of the Closing Date (the "TRANSFERRED EMPLOYEES"). Nothing contained in this Agreement limits or restricts Purchaser's right from and after the Closing Date to amend, modify or terminate the Housecall Medical Plan in such manner as Purchaser deems appropriate.

          (ii) Shareholders, Limited Partners and Purchaser agree that effective as of the Closing Date, Purchaser shall assume the obligations under and shall continue the Healthfirst 125 Plan for the benefit of the Transferred Employees. Nothing contained in this Agreement limits or restricts Purchaser's right from and after the Closing Date to amend, modify or terminate the Healthfirst 125 Plan in such manner as Purchaser deems appropriate.

          (iii) Shareholders and Limited Partners agree to cooperate and assist Purchaser in the transition of the Healthfirst Health Plan and the Healthfirst 125 Plan and to provide Purchaser requested information needed by Purchaser to continue such plans.

          (iv) Purchaser and Shareholders and Limited Partners agree that following the Closing Date, Purchaser shall retain the obligation to provide COBRA continuation coverage with respect to those individuals who, as of the Closing Date, have elected or are eligible to elect COBRA continuation coverage (pursuant to Section 601 of ERISA and Section 4980B of the Code) under the Healthfirst Health Plan.


          (v) Purchaser and Shareholders and Limited Partners agree that following the Closing Date, Purchaser shall retain the obligation to comply with the certification requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to all individuals covered under the Healthfirst Health Plan who lost coverage at any time prior to the Closing Date.


     6.14  CERTAIN LIABILITIES.

          Shareholders and Limited Partners shall indemnify and hold harmless Purchaser Indemnitees from and against and in respect of any and all loss, damage, liability, claim, cost and expense, including reasonable attorneys' fees and amounts paid in settlement relating to or arising out of (a) all legal, accounting and other professional advisor fees, disbursements and expenses incurred by General Partner, Partnership, Shareholders or Limited Partners arising from or relating to the transactions contemplated by this Agreement or the Acquisition Agreement (for which Purchaser shall be promptly reimbursed upon written request to Shareholders and Limited Partners), (b) (x) prior to the date of the settlement agreement entered into by and between Greenville Hospital System and Healthfirst, Inc., dated March 27, 1997, any use by General Partner or Partnership of the tradename and service mark "Healthfirst", if asserted by Greenville Hospital System or any of its subsidiaries or affiliates, and (y) after the date of such settlement agreement, any use by General Partner or Partnership not inconsistent with the terms of such settlement agreement, if asserted by Greenville Hospital System or any of its subsidiaries or affiliates, (c) all costs, expenses and penalties, other than for filing fees not in excess of the amount thereof assuming timely filing and CT Corporation Service Fees and expenses (except to the extent that CT Corporation Service has advanced such penalties), associated with qualifying any of Companies in any jurisdiction in which they should have been qualified but were not so qualified.

     6.15  CERTAIN AGREEMENTS BY HOUSECALL.

          Housecall shall use its reasonable best efforts, which shall not include any obligation to accelerate the indebtedness or lease obligations described below or post any form of collateral or security, to cause Parent to be released from any further obligations under and pursuant to (i) that certain Master Lease Agreement, dated February 15, 1996, among SunShore Leasing Corp., Parent and HFI and (ii) that certain Lease Agreement, dated June 6, 1996, among Colonial Pacific Leasing, Parent and HFI. Housecall shall indemnify and hold harmless Parent from and against any claim, loss, damage, liability or expense related to the foregoing lease agreements arising from the use, possession or operation of any of the equipment and other items of tangible personal property the subject of such leases.


7.  CONDUCT OF BUSINESSES PENDING CLOSING

          Limited Partners and Shareholders covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Parent, between the date hereof and the Closing Date:

     7.1  BUSINESS IN THE ORDINARY COURSE.

          Limited Partners and Shareholders shall cause General Partner's and Partnership's businesses to be conducted only in the ordinary and usual course and consistent with prior practices, without the creation of any additional indebtedness for borrowed money. Without limiting the generality of the foregoing:

          (a) Except as provided in PARAGRAPH 7.1(B), General Partner and Partnership shall not enter into any contracts, agreements or other arrangements in connection with General Partner's and Partnership's businesses, and except as otherwise expressly provided herein, General Partner and Partnership will not enter into any contract nor effect any transaction with any Related Party.

          (b) General Partner and Partnership shall not enter into any contracts, agreements or other arrangements to provide, sell, distribute or supply goods or services to any customer or any third party except in the ordinary course of General Partner's and Partnership's businesses at prices and on terms consistent with the prior operating practices of General Partner and Partnership.

           (c) All contracts or commitments of General Partner and Partnership for the purchase of services and supplies shall be entered into only in the ordinary and regular course of business to enable General Partner and Partnership to conduct their normal business operations.

          (d) General Partner and Partnership shall maintain, preserve and protect all of their assets in good condition, except for ordinary wear and tear and damage by fire or other casualty; and General Partner and Partnership shall maintain in full force and effect all insurance policies referred to in PARAGRAPH 4.14 or other insurance equivalent thereto.

          (e) The books, records and accounts of General Partner and Partnership shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP.

          (f) General Partner and Partnership shall use their reasonable best efforts to preserve their businesses, to keep available the services of their present employees, to preserve the goodwill of their suppliers, customers and others having business relations with General Partner and Partnership, and if so requested by Parent, to assist Parent in retaining the services of key employees and agents of General Partner and Partnership after the Closing Date on terms satisfactory to Parent.

     7.2  NO MATERIAL CHANGES.

          No action shall be taken by Limited Partners or Shareholders which shall materially alter the organization, capitalization, or financial structure, practices or operations of General Partner's or Partnership's business. Without limiting the generality of the foregoing:


          (a)  No change shall be made in the Partnership
Agreement, Certificate of Limited Partnership, Certificate of
Incorporation or By-Laws of Partnership or General Partner, as appropriate.

          (b) No change shall be made in the authorized or issued capital stock of General Partner, or in the interests
(limited or general) of Partnership.

          (c) Neither Limited Partners nor Shareholders shall issue or grant any right or option to purchase or otherwise acquire any Partnership Interest, capital stock or other securities of Partnership or General Partner.

          (d) No dividend or other distribution or payment shall be declared or made with respect to any capital stock of General
Partner, and General Partner shall not, directly or indirectly, redeem, purchase or otherwise acquire any capital stock.

          (e) Neither General Partner nor Partnership shall liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

     7.3   COMPENSATION.

          No increase shall be made in the compensation payable or to become payable to any director, officer, employee or agent of General Partner or Partnership and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent. No officer, director or employee shall be hired, and no consultant or agent shall be retained, by General Partner or Partnership at a salary or fee in excess of $30,000 per annum.

     7.4 EMPLOYEE BENEFIT PLANS. Limited Partners and Shareholders shall ensure that:

          (a) General Partner and Partnership shall not cause or permit any ERISA Plan to be involved in any transaction which constitutes a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Internal Revenue Code or a class or administrative exemption issued by the Department of Labor; Company shall not cause or permit any ERISA Plan or fiduciary of such ERISA Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA; and General Partner and Partnership shall timely make all filings, returns and reports, and timely give all notices, which are required under ERISA or the Internal Revenue Code.

          (b) With respect to the Employee Benefit Pension Plans, General Partner and Partnership shall take such actions, and refrain from such actions, as are necessary to maintain the qualification of each such Employee Pension Benefit Plan under
Section 401(a) of ERISA, and the exemption of the trust (if any) maintained for each such Employee Pension Benefit Plan under Internal Revenue Code Section 501(a).

          (c) General Partner and Partnership shall timely make all contributions and other payments to its Plans which it is obligated to make as of the date hereof. Other than

contributions or payments declared or obligated to be paid to the Plans as of the date hereof, no contribution shall be declared for or paid to any Plan including, without limitation, the Employee Pension Benefit Plans.

          (d) No amendment or change to the provisions of any Employee Pension Benefit Plan shall be made or adopted prior to the Closing Date.

8.  CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER

          The obligations of Parent and Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in writing in whole or in part by Parent:

    8.1  PROCEEDINGS AND DOCUMENTS SATISFACTORY.

          All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers reasonably required in connection therewith shall be reasonably satisfactory to Parent and its counsel, and Parent and its counsel shall have timely received copies of such documents and papers, all in form and substance reasonably satisfactory to Parent and its counsel, as reasonably requested by Parent or its counsel in connection therewith.

     8.2  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of General Partner and Partnership contained in this Agreement shall be true and correct as of the date when made and shall be true and correct at and as of the Closing Date, to the same extent and with the same force and effect as if made as of such date, except as affected by the transactions contemplated by this Agreement or the Share Purchase Agreement.

     8.3   COMPLIANCE WITH AGREEMENTS AND CONDITIONS.

          Limited Partners and Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by General Partner and Partnership prior to or on the Closing Date.

     8.4  CERTIFICATES.

          General partner, Limited Partners and Shareholders shall have delivered to Parent and Purchaser a certificate executed by General Partner, Limited Partners and Shareholders, dated the Closing Date, certifying in such detail as Parent may reasonably request as to (a) the fulfillment and satisfaction of the conditions specified in PARAGRAPHS 8.2 AND 8.3, and (b) the absence of any material adverse change in Partnership's or General Partner's businesses prior to the Closing.


     8.5  RESOLUTIONS.

          Parent shall have received duly adopted resolutions of the partners of the Partnership, the Board of Directors of General Partner, and Shareholders, certified by an Secretary or Assistant Secretary, as appropriate, dated the Closing Date, authorizing and approving the execution and delivery of this Agreement, or approving the transactions contemplated hereby, and all other action necessary to enable General Partner, Partnership, Limited Partners and Shareholders to comply with the terms hereof.

     8.6  OPINION OF COUNSEL.

          Purchaser shall have received from Brouse & McDowell or Boult, Cummings, Conners & Berry, PLC, legal counsel for General
Partner, Partnership, Limited Partners and Shareholders, respectively, opinions, dated as of the date of Closing, in substantially the form set forth as EXHIBIT A.

     8.7   CONSENTS.

          Any and all such consents, authorizations and approvals of all Persons and Governments as are necessary for the consummation of the transactions contemplated by this Agreement and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.


     8.8  Intentionally Left Blank.

     8.9  INTERIM FINANCIAL STATEMENTS.

          Limited Partners and Shareholders shall deliver to Parent and Purchaser any Interim Statements within the prescribed time and the same shall be acceptable to Parent and Purchaser.

     8.10  BANK APPROVALS.

          Parent shall have received from its lenders any required approval of the transactions contemplated by and provided for in this Agreement.

     8.11  NO INCONSISTENT REQUIREMENTS.

          No Action shall have been commenced by any Government or Person (excluding Parent or any Affiliate of Parent or any Person acting at the direction or request of Parent) seeking to enjoin or prohibit the transactions contemplated hereby.

     8.12  SECURITIES ACQUISITION AGREEMENT.

          As a condition to issuing any shares of Parent Stock to Williams as LP Purchase Price, Parent shall have received from Williams a duly executed Securities Acquisition Agreement in substantially the form set forth as Exhibit B attached hereto.


     8.13   CONSUMMATION OF OTHER TRANSACTIONS.

          The transactions contemplated by that certain Share
Purchase Agreement, of even date herewith, shall have been consummated.

     8.14   CERTAIN MANAGEMENT CONTRACTS.

          General Partner and Partnership shall have delivered to Purchaser true, correct and complete copies of addenda to or correspondence regarding (i) that certain Management and Computer Services Agreement, dated March 1, 1997, as amended through and including the date hereof, between HFI Home Care Management, L.P. and Hospice Preferred Choice, Inc., relating to San Jose, Santa Cruz, Merced and Atlanta, and (ii) that certain Consulting and Computer Services Agreement, dated January 1, 1997, as amended through and including the date hereof, between HFI Home Care Management, L.P. and Option Care, Inc., relating to Cincinnati, Bellingham, Washington, hospice care and private duty nursing in Columbia, Missouri.

     8.15  MISCELLANEOUS.

          Purchaser and its counsel shall have received such other certifications and documents from Companies, Seller and Parent as Purchaser and its counsel may reasonably request.


9.  CONDITIONS TO OBLIGATIONS OF GENERAL PARTNER, PARTNERSHIP
    LIMITED PARTNERS AND SHAREHOLDERS

          The obligations of General Partner, Partnership, Limited Partners and Shareholders under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in writing in whole or in part by General Partner, Partnership, Limited Partners and Shareholders:

     9.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties contained in ARTICLE 5 shall be true and correct as of the date when made and shall be true and correct at and as of the Closing Date, to the same extent and with the same force and effect as if made as of such date, except as affected by the transactions contemplated by this Agreement or the Share Purchase Agreement.

     9.2  COMPLIANCE WITH AGREEMENTS AND CONDITIONS.

          Parent and Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date.

     9.3   CERTIFICATE OF PARENT AND PURCHASER.

          Parent and Purchaser shall have delivered to Limited Partners and Shareholders a certificate, dated the Closing Date, certifying in such detail as Limited Partners and Shareholders may reasonably request to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.

    9.4   RESOLUTIONS.

          Parent and Purchaser shall have delivered to Limited Partners and Shareholders duly adopted resolutions of the respective Board of Directors (or Executive Committees thereof) of Parent and Purchaser, certified by the Secretary or an Assistant Secretary of Parent and Purchaser, as the case may be, dated the Closing Date, authorizing and approving the execution of this Agreement by Parent and Purchaser and all other action necessary to enable Parent and Purchaser to comply with the terms of this Agreement.

    9.5   OPINION OF COUNSEL.

          Limited Partners and Shareholders should have received from Kilpatrick Stockton LLP, legal counsel for Parent and Purchaser, an opinion, dated the Closing Date, in substantially the form set forth as Exhibit C attached hereto.

     9.6  CONSENTS.

          Limited Partners and Shareholders shall have received from any and all Persons and Governments such consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

     9.7  CONSUMMATION OF OTHER TRANSACTIONS.

          The transactions contemplated by that certain Share
Purchase Agreement, of even date herewith, shall have been consummated.

     9.8  NO INCONSISTENT REQUIREMENTS.

          No Action shall have been commenced by any Government or Person (excluding General Partner, Partnership, and any
Affiliate of General Partner or Partnership, or any Person acting on behalf of or at the direction of General Partner or Partnership) seeking to enjoin or prohibit the transactions contemplated hereby.

10.  INDEMNITIES

     10.1   INDEMNIFICATION OF PARENT, PURCHASER, GENERAL PARTNER AND
            PARTNERSHIP.

     In accordance with and subject to the provisions of this
ARTICLE 10, each of the Limited Partners and Shareholders (collectively, "PARENT INDEMNITORS") shall, jointly and severally, indemnify and hold harmless Parent, Purchaser, General Partner, Partnership, and their Affiliates, and their respective officers, directors, agents and employees (other than for any officer, director, agent or employee who is a Parent Indemnitor hereunder, collectively, "PARENT INDEMNITEES"), from and against and in respect of any and all loss, damage, liability, claim, cost and expense, including reasonable attorneys' fees and amounts paid in settlement pursuant to Paragraph 10.5(b) (collectively, the "PARENT INDEMNIFIED LOSSES"), suffered or incurred by any one or more of the Parent Indemnitees by reason of, or arising out of any breach of any representation or warranty, or any breach or nonfulfillment of any covenant or

agreement of General Partner, Partnership, any of the Limited Partners or Shareholders contained in this Agreement; provided, however, that (a) Parent Indemnitors shall have no obligation to indemnify or hold harmless any Parent Indemnitee for any breach by any other Parent Indemnitor of the covenants pursuant to Paragraph 6.4 and (b) Parent Indemnitors shall have no obligation to indemnify or hold harmless any Parent Indemnitee for any Parent Indemnified Loss that arises in connection with or as a result of any Management Contract of General Partner or Partnership and relating to events, occurrences or actions prior to the Closing, if (i) the event, occurrence or action which is the principal basis for such Parent Indemnified Loss has been specifically disclosed in Schedule 10.1 hereto or (ii) the principal basis upon which such Parent Indemnified Loss is established or asserted is an event, occurrence or action that was not known by General Partner or Partnership as of the Closing Date.

     10.2 INDEMNIFICATION OF SHAREHOLDERS AND LIMITED PARTNERS.

          In accordance with and subject to the provision of this
Article 10, Parent (for purposes of this Article 10, "Seller Indemnitor") shall indemnify and hold harmless Shareholders, Limited Partners and their respective Affiliates, and their respective officers, directors, agents and employees (collectively, "Seller Indemnitees"),from and against and in respect of any and all loss, damage, liability, claim, cost and expense, including reasonable attorney's fees and amounts paid in settlement pursuant to Paragraph 10.5(b) (collectively, the "Seller Indemnified Losses"), suffered or incurred by any one or more of the Seller Indemnitees by reason of, or arising out of, any breach of any representation or warranty, or breach or nonfulfillment of any covenant or agreement, of Parent or Purchaser contained in this Agreement.

     10.3 INTERCHANGEABLE TERMINOLOGY.

          For purposes of the remaining paragraphs of this
Article 10, which are mutually applicable to Parent (on the one hand) and to Shareholders and Limited Partners (on the other hand) depending on the party with the obligation to indemnify or the right to be indemnified as provided in Paragraph 10.1 and 10.2, the Parent Indemnitors and the Seller Indemnitors, and the Parent Indemnitees and Seller Indemnitees, are sometimes referred to interchangeably as "Indemnitors" and "Indemnitees," respectively, with the understanding and agreement that such references are to the particular party or parties under Paragraph
10.1 or 10.2. Similarly, Parent Indemnified Losses and Seller Indemnified Losses are sometimes referred to interchangeably as "Indemnified Losses," with the comparable understanding and agreement.

      10.4  PAYMENT.

          Indemnitors shall, subject to the provisions of Paragraph 10.5, reimburse Indemnitees, within 10 days of written demand on Parent or Agent, as the case may be, for any Indemnified Loss.

      10.5  DEFENSE OF CLAIMS.

          (a) If any claim or Action by a third party arises after the Closing Date for which an Indemnitor may be liable to an Indemnitee under the terms of this Agreement, then Indemnitee shall notify such Indemnitor within a reasonable time after such claim or Action arises and is known to such Indemnitees, and shall give the Indemnitor a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend such Indemnitee; (ii) to take all other required steps or proceedings to settle or defend any such claim or Action; and (iii) to employ counsel to contest any such claim or Action in the name of Indemnitee or otherwise. The expenses of all proceedings, contests or lawsuits with respect to such Actions shall be borne by the Indemnitor. If the Indemnitor desires to assume the defense of such claim or Action, then such Indemnitor shall give written notice to the Indemnitee within 30 days after notice from the Indemnitee of such claim or Action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to such Indemnitor, in which event such Indemnitor shall notify Indemnitee at least 10 days prior to such reasonably required response date), and the Indemnitor shall thereafter assume the defense of any such claim or Action through counsel reasonably satisfactory to the Indemnitee; provided that Indemnitees may participate in such defense at their own expense; further provided that, Purchaser shall have the sole right, exercisable in good faith, to direct and control the defense (whether or not assumed by the Parent Indemnitors) of any and all claims or Actions that involve a Government or other Person acting as a third party payor for health care services; and further provided that, any Indemnitee may refuse to permit its Indemnitor to assume the defense of any claim or Action with respect to which defense there exists a material conflict of interests between such Indemnitee and an Indemnitor as to the subject matter of the claim or Action. A difference of opinion concerning how much to pay a third party claimant, without more, shall not constitute a material conflict of interests between an Indemnitee and an Indemnitor for purposes of the preceding sentence.

          (b) If the Indemnitors do not assume the defense of, or if after so assuming the Indemnitors fail to defend, any such Action (or if the Indemnitors are not permitted to assume such defense as a result of the assertion of a material conflict of interests by an Indemnitee), then Indemnitees may defend against such claim or Action in such manner as they may deem appropriate (provided that the Indemnitors may participate in such defense at their own expense); Indemnitees may settle such claim or Action on such terms as they may deem appropriate; and the Indemnitors shall promptly reimburse Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by Indemnitees in connection with the defense against and settlement of such claim or Action. If no settlement of such claim or Action is made, the Indemnitors shall satisfy any judgment rendered with respect to such claim or in such Action, before Indemnitees are required to do so, and shall pay all expenses, legal or otherwise, reasonably and necessarily incurred by Indemnitees in the defense of such claim or Action.

          (c) If a judgment is rendered against any of the Indemnitees in any Action covered by the indemnification hereunder, or any Lien in respect of such judgment attaches to any of the assets of any of the Indemnitees, the Indemnitors

shall immediately upon receipt from Indemnitees of copies of such attachment or entry, pay such judgment in full or discharge such Lien unless, at the expense and direction of the Indemnitors, an appeal is taken under which the execution of the judgment or satisfaction of the Lien is stayed. If and when a final judgment is rendered in any such Action, the Indemnitors shall forthwith pay such judgment or discharge such Lien before any of Indemnitees is compelled to do so.

     10.6 NO CONTRIBUTION.

          Limited Partners and Shareholders shall not have any right of contribution against General Partner or Partnership or any of the respective Affiliates for any Indemnified Losses.

     10.7 LIMITATIONS ON LIABILITY.

          (a) Notwithstanding anything in this Agreement to the contrary, no Indemnitor(s) shall have any liability under this Agreement until such time as the aggregate amount of Indemnified Losses for which such Indemnitor(s) has or have responsibility under and pursuant to this Agreement and the Share Purchase Agreement, on a combined basis, exceed $500,000; provided, that, once the aggregate amount of Indemnified Losses exceeds $500,000, Indemnitees shall be entitled to recover from the Indemnitors the aggregate amount of all Indemnified Losses.

          (b) Notwithstanding anything in this Agreement to the contrary, in no event shall the maximum amount of liability of a Parent Indemnitor exceed the aggregate amount of the Share Purchase Price and the LP Purchase Price paid to such Purchaser Indemnitor pursuant to this Agreement.

          (c) The limitations set forth in this Paragraph 10.7 shall be inapplicable to any breach of the covenants and agreements contained in any of Paragraphs 6.4, 6.5, 6.6, 6.12,
6.13 and 6.14, except that in the case of clause (b) of Paragraph 6.14, the limitation in Paragraph 10.7(b) shall be applicable.


11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          The representations and warranties of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by any other party or its Representatives and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):

          (a) representations and warranties relating to the reporting, payment or liability for Taxes or any obligations or liabilities related to Indemnified Losses arising from environmental liabilities or product liabilities shall survive until expiration of any applicable statute or period of limitations, and any extensions thereof; and

          (b) all other representations and warranties hereunder shall be of no further force and effect after the expiration of two years from and after the Closing Date.

          Anything to the contrary notwithstanding, the Survival

Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration. Such extension shall apply only to the claim for which such extension was necessary.

12.  TERMINATION

     12.1  TERMINATION FOR CERTAIN CAUSES.

          This Agreement may be terminated at any time prior to or on the Closing Date by Limited Partners or Shareholders, on the one hand, or by Parent and Purchaser, on the other hand, upon written notice to the other as follows:


          (a) By PARENT, if the terms, covenants or conditions of this Agreement to be complied with or performed by any or all of General Partner, Partnership, Limited Partners or Shareholders at or before the Closing Date shall not have been complied with or performed and such noncompliance or nonperformance shall not have been waived by Purchaser.

          (b) By PARENT, if there is any fact or condition with respect to General Partner's or Partnership's businesses, assets, properties, financial condition or actual or anticipated results of operations of General Partner or Partnership or their businesses which materially and adversely affects such businesses, properties, financial condition, results of operations, assets, or the value or continuance of General
Partner's or Partnership's businesses.

          (c) By LIMITED PARTNERS OR SHAREHOLDERS, if the terms, covenants or conditions of this Agreement to be complied with or performed by Parent or Purchaser at or before the Closing Date shall not have been complied with or performed and such noncompliance or nonperformance shall not have been waived by Limited Partners or Shareholders.

          (d) By PARENT, PURCHASER, SHAREHOLDERS OR LIMITED PARTNERS, if any Action shall have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the reasonable and good faith opinion of any party, makes consummation of the transactions herein contemplated inadvisable.

     12.2  PROCEDURE ON AND EFFECT OF TERMINATION.

          Pursuant to PARAGRAPH 12.1 hereof, written notice thereof shall be given to all other parties by the party electing to terminate, and this Agreement shall terminate upon the giving of such notice, without further action by any of the parties hereto, with the consequence and effect set forth in this PARAGRAPH 12.2. If for any reason on the Closing Date there has been nonfulfillment of an undertaking by or condition precedent for Parent or Purchaser, on the one hand, or General Partner, Partnership, Limited Partners or Shareholders, on the other hand, not waived in writing by or on behalf of the party in whose favor such undertaking or condition or undertaking runs, the party in whose favor such undertaking or condition runs, in addition to any other right or remedy available to it, may refuse to

consummate the transactions contemplated by this Agreement without liability or obligation on its part whatsoever.
Notwithstanding the foregoing, the obligations of the parties pursuant to PARAGRAPHS 6.2 (CONFIDENTIALITY), 6.5 (EXPENSES), 6.6
(BROKERS) and 6.8 (PUBLICITY) shall survive any such termination.


13.  MISCELLANEOUS

     13.1  NOTICES.

          (a) All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and (1) delivered personally, or (2) sent by pre-paid, first class, certified or registered air mail, return receipt requested, or (3) by an express courier service, or (4) by facsimile transmission to the intended recipient thereof, at its address or facsimile number set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately (if given or made by confirmed facsimile), or three days after mailing or the second day after delivery to an express courier service, and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted (or that the envelope was delivered to the express courier service), or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

          (i)  If to Parent or
               Purchaser           Housecall
                                   Medical Resources, Inc.
                                   1000 Abernathy Road
                                   Building 400, Suite 1825
                                   Atlanta, Georgia 30328
                                   Facsimile No.: 770-395-9891
                                   Attention:  Chief Financial Officer

               With a copy to:     Kilpatrick Stockton LLP
                                   1100 Peachtree Street
                                   Atlanta, Georgia 30309
                                   Facsimile No.: 404-815-6555
                                   Attention:  W. Randy Eaddy

          (ii) If to Limited
               Partners            Robert C. Hilton
               or Shareholders:    c/o Home Technology
                                   Healthcare, Inc.
                                   2100 West End Avenue, Suite 150
                                   Nashville, Tennessee  37203
                                   Facsimile No.: 423-588-5414

          and to:                  R. Steven Williams
                                   c/o HF Holdings, Inc.
                                   311 Weisgarber Road, SW
                                   Knoxville, Tennessee  37917
                                   Facsimile No.: 423-588-5414

          With a copy to:          Boult, Cummings, Conners
                                      & Berry, PLC


                                   414 Union Street, Suite 1600
                                   Nashville, Tennessee  37219
                                   Facsimile No.: 615-252-2380
                                   Attention: John E. Gillmor, Esq.

          and to:                  Brouse & McDowell Co. LPA
                                   500 First National Tower
                                   Akron, Ohio  44308
                                   Facsimile No.:  216-253-8601
                                   Attention:  Shawn M. Lyden, Esq.

Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     13.2   COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     13.3   ENTIRE AGREEMENT.

          This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement, including its Exhibits and Schedules, and with acknowledgment of the relationship and contemplation of the transactions contemplated by the Share Purchase Agreement, contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

     13.4   GOVERNING LAW.

          The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles.

     13.5   SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns. No party may assign its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of all other parties.

     13.6   PARTIAL INVALIDITY AND SEVERABILITY.

          All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable

by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     13.7   WAIVER.

          Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     13.8  HEADINGS.

          The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

     13.9   NUMBER AND GENDER.

          Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.


     13.10  CONSENTED ASSIGNMENT.

          Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Limited Partners or Shareholders thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Limited Partners' or Shareholders' rights thereunder so that Purchaser would not in fact receive all such rights, Limited Partners and Shareholders shall upon the request of Purchaser cooperate in any reasonable arrangement designed to provide for Purchaser the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Limited Partners or Shareholders against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

     13.11  ACKNOWLEDGMENT AND CONSENT

          Each of Shareholders and Limited Partners acknowledge that the cash portion of the Share Purchase Price and the LP Purchase Price to be paid hereunder is being financed by a syndicate of banks and other financial institutions lead by Toronto Dominion (Texas), Inc. as agent, and each of them further acknowledges that under the terms of the financing being so provided to Parent and Purchaser that Parent and Purchaser have been requested, and have agreed, to collaterally assign all of its right, title and interest in and to its rights and remedies hereunder to Toronto Dominion (Texas), Inc., as agent. Each of Shareholders and Limited Partners expressly acknowledge and consent to such collateral assignment.

     13.12     GUARANTY.

          Parent hereby unconditionally and absolutely guarantees the performance of any and all obligations of Purchaser under this Agreement.

     13.13     SATISFACTION OF CONDITIONS.

          By their execution and delivery of this Agreement, the parties acknowledge and agree that the transactions contemplated hereby have been consummated simultaneously with the execution and delivery hereof, and they further acknowledge and agree that each of the conditions precedent to be complied with and satisfied by them prior to the Closing have been satisfied.



14.  CERTAIN DEFINITIONS; INDEX OF DEFINITIONS

     14.1  CERTAIN DEFINITIONS.

          For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below (all terms used in this Agreement which are not defined in this Article 14, but are defined elsewhere in this Agreement, shall have for purposes of this Agreement the meanings set forth elsewhere in this Agreement):

          "ACTION" shall mean any action, suit, complaint, claim, counter-claim, petition, set-off, inquiry, investigation, administrative proceeding, arbitration, or private dispute resolution proceeding, whether at law, in equity, by contract or agreement, or otherwise, and whether conducted by or before any Government, any Forum, or other Person.

          "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the former Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Atlanta, Georgia, are required or authorized to be closed.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, including but not limited to all statutes, ordinances, rules, regulations, and common law, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions and conditions of permits, licenses and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

          "FORUM" shall mean any federal, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

          "GAAP" shall mean generally accepted accounting

principles as applicable in the United States, consistently applied.

          "GOVERNMENT" shall mean any federal, state, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

          "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "ARTICLE", "PARAGRAPH", "SCHEDULE", "EXHIBIT" and like references are to this Agreement unless otherwise specified.

          "KNOWN," "TO THE KNOWLEDGE OF," "TO THE BEST KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean the actual knowledge of such person or entity or such knowledge as such person or entity would have through reasonable inquiries of such person's or entity's directors, officers or employees.

          "LAW" shall mean all federal, state, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions and similar laws and legal requirements, as in effect from time to time.

          "LIABILITY" shall mean shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, including any liability for Taxes.

          "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "MANAGEMENT CONTRACT" means any contract or agreement for the provision of home health care management billing and data processing, information systems or consulting services related to the foregoing.

          "MOST RECENT BALANCE SHEET" shall mean the latest of all Balance Sheets as described in Paragraph 4.6.

          "MOST RECENT FISCAL MONTH END" shall mean the date of the latest of all Balance Sheets as described in Paragraph 4.6.

          "ORDERS" shall mean all applicable orders, writs, judgments, decrees, rulings and awards of any Forum.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated association or organization, and a Government.

          "REGULATIONS" shall mean Treasury Regulations

promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

          "REPRESENTATIVE" of a party shall mean such party's directors, officers, Limited Partners, employees, agents, accountants, lenders, lawyers, investment bankers, and other financial or professional advisors or consultants.

          "SHAREHOLDERS" shall mean, collectively, those Persons who are the record holders of the Shares immediately prior to the Effective Time, and "Shareholder" shall mean any one of them.

           "TAXES" shall mean all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.




     14.2 INDEX TO DEFINITIONS.

          The definitions for the following defined terms used in this Agreement can be found as follows:


Defined Term                                 Paragraph or Article
-------------                                --------------------
Balance Sheet                                 [used but not defined]
Business                                          Recital A
Closing                                           3.1
Closing Date                                      3.1
Contracts                                         4.13
Disclosed Liabilities                             4.7
Employee Pension Benefit Plans                    4.20(e)
ERISA Plan                                        4.20(a)
Interim Statements                                6.9
LP Purchase Price                                 2.1
Parent Indemnified Losses                         10.1
Parent Indemnitees                                10.1
Parent Indemnitors                                10.1
Parent Stock                                   [used but not defined]
Partnership Interests                             4.2(b)
Plan or Plans                                     4.20 (a)
Reference Date                                    4.7
Related Parties                                   4.24
Restricted Business                               6.4(a)
Service Area                                      6.4
Share Purchase Price                              1.1
Shares                                            4.2(a)
Significant Customers                             4.15
Survival Period                                   11.1
Unaudited Financial Statements                    4.6
Unaudited Interim Financial Statements            4.6
Unaudited Year-end Financial Statements           4.6
Williams                                          3.3(a)


              [Signatures appear on following page]


     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc.

                                      HOUSECALL MEDICAL RESOURCES, INC.


                                      By:  /s/ Daniel J. Kohl
                                         Print Name:  Daniel J. Kohl
                                         Title:  President

                                           (CORPORATE SEAL)
/s/ Deborah L. O'Neal-Johnson
Witness


                                      HFI ACQUISITION CORP.


                                     By: /s/ Fred C. Follmer
                                        Print Name:  Fred C. Follmer
                                        Title:  Vice President

                                           (CORPORATE SEAL)

/s/ Deborah L. O'Neal-Johnson
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Robert L. Woodson III
                                      Robert L. Woodson, III

/s/ Teresa M. Montgomery
Witness

                                      KNOX COUNTY
                                      STATE OF TENNESSEE


                                      Sworn to and subscribed before
                                      me this 12 th day of May, 1997.

                                      /s/ Cheryl Ann Zelmer
                                      Notary Public

                                      My commission expires August 27, 1997

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Robert C. Hilton
                                      Robert C. Hilton

_______________________
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                   CONTINENTAL ILLINOIS VENTURE
                                   CORPORATION

                                   By:  /s/ Christopher J. Perry
                                      Print Name:  Christopher J. Perry
                                      Title:  President

                                        (CORPORATE SEAL)

/s/ Debra M. Kenny
Witness
     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P.,
the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Daniel G. Helle
                                      Daniel G. Helle

/s/ Debra M. Kenny
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Marcus D. Wedner
                                      Marcus D. Wednes

/s/ Debra M. Kenny
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ John R. Willis
                                       John R. Willis

______________________
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Derick Nance
                                      Derick Nance

/s/ [unreadable]
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ R. Steven Williams
                                      R. Steven Williams

/s/ [unreadable]
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Michael Carver
                                      Michael Carver

/s/ [unreadable]
Witness

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart original Signature Page to that certain Acquisition Agreement, dated May 13, 1997, by and among, Housecall Medical Resources, Inc., HFI Acquisition Corp., HFI Management, Inc., HFI Home Care Management, L.P., the shareholders of HFI Management, Inc., and the limited partners of HFI Home Care Management, L.P. By its execution and delivery of this counterpart original Signature Page, the undersigned hereby certifies that it is a "Shareholder" and a "Limited Partner", as each of those terms is defined in the Acquisition Agreement, for all purposes of this Acquisition Agreement.

                                      /s/ Avy H. Stein
                                      Avy H. Stein

___________________________
Witness